Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of The FINOVA Group Inc. on Form S-3 of our report dated February 12, 1997, appearing in the Annual Report on Form 10-K of The FINOVA Group Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Phoenix, Arizona
November 3, 1997